EXHIBIT 10.1

AGREEMENT OF SETTLEMENT AND RELEASE IN FULL

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	§

This AGREEMENT OF SETTLEMENT AND RELEASE IN FULL (“Agreement”) is made and entered into by and between Varco and ICO, as more fully described in the Definitions section below.

Recitals

Whereas, Varco International, Inc. n/k/a National Oilwell Varco, Inc., Varco L.P., and Varco Coating Ltd., as Buyer Parties, and ICO, Inc., ICO Global Services, Inc., ICO Worldwide, Inc., ICO Worldwide Tubular Services Pte Ltd, The Innovation Company, S.A. de C.V., and ICO Worldwide (U.K.) Ltd, as Sellers, entered into that certain Purchase Agreement dated July 2, 2002 (“Purchase Agreement”), with a Closing Date of September 6, 2002 (“2002 Closing”).

Whereas, pursuant to Article X of the Purchase Agreement, Sellers agreed to indemnify and hold harmless the Buyer Parties, their Affiliates and their respective Representatives (collectively, the “Buyer Indemnified Parties”) against certain Losses that such Buyer Indemnified Party shall actually incur.

Whereas, pursuant to Article X of the Purchase Agreement, Buyers agreed to indemnify and hold harmless the Seller Parties, their Affiliates and their respective Representatives (collectively, the “Seller Indemnified Parties”) against certain Losses that such Seller Indemnified Parties shall actually incur.

Whereas, after the Closing Date, Varco made certain indemnification claims for Losses allegedly arising out of, resulting from or based upon alleged breaches of the Purchase Agreement or liabilities allegedly retained by ICO pursuant to the Purchase Agreement (“Noticed Claims”);

Whereas, ICO denies any liability for any of the Noticed Claims.

Whereas, Varco and ICO (the “Parties”) seek to resolve any and all liability of the Parties arising out of the Noticed Claims and certain other claims that may be brought by the Parties.

NOW, THEREFORE, in consideration of the mutual promises exchanged in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged and confessed, Varco and ICO agree as follows:

I.   Definitions

The following DEFINITIONS shall apply throughout this Agreement. Any capitalized term not defined herein shall have the same meaning as defined in Annex A of the Purchase Agreement.

1.1    “ICO” means ICO, Inc., a Texas corporation, ICO Global Services, Inc., a Delaware corporation, ICO Worldwide, L.P., f/k/a ICO Worldwide, Inc., a Texas limited partnership, The Innovation Company, S.A. de C.V., a corporation organized under the laws of Mexico, and ICO Worldwide (U.K.) Ltd., a corporation organized under the laws of the United Kingdom.; the agents, employees, officers, directors, shareholders and attorneys of ICO, Inc., ICO Global Services, Inc., ICO Worldwide, L.P., The Innovation Company, S.A. de C.V., and ICO Worldwide (U.K.) Ltd.; all companies or firms affiliated with, subsidiary to, or the parent company of ICO, Inc., ICO Global Services, Inc., ICO Worldwide, L.P., The Innovation Company, S.A. de C.V., and ICO Worldwide (U.K.) Ltd.; the predecessors, successors and assigns of ICO, Inc., ICO Global Services, Inc., ICO Worldwide, L.P., The Innovation Company, S.A. de C.V., and ICO Worldwide (U.K.) Ltd.; and the successor and assigns of each of the foregoing, and any and all other persons, firms, and corporations claiming by, through, under, or on behalf of the persons or entities named in this definition of ICO.

1.2      “ICO Released Claims” means the ICO Thibodaux Claims.

1.3      “ICO Thibodaux Claims” means those claims that have been brought against ICO as of the date hereof in Cause No. 2001-16872, C.M. Thibodaux Company, Ltd. v. Exxon Mobil Corp., et al., in the Civil District Court for the Parish of Orleans, State of Louisiana, Division I-14.

1.4      “Noticed Claims” means those claims made by Varco, allegedly constituting breaches of the Express Warranties and Excluded Liability claims, and including any Loss, demand, claim or cause of action for damage to an Asset or other site-related remedies (e.g. site investigation and remediation) because of an Environmental Condition, violation of Environmental Laws, or Encumbrance under the Purchase Agreement, relating to or concerning the following facilities and matters:

(1)	Amelia, Louisiana;

(2)	Aztec, New Mexico;

(3)	4950 Andrews Highway and 5012 Andrews Highway, Odessa, Texas;

(4)	Bakersfield, California;

(5)	Bond, Texas;

(6)	Brookhaven, Mississippi;

(7)	Broussard, Louisiana;

(8)	Casper, Wyoming;

(9)	Corpus Christi, Texas;

(10)	North Mustang Drive, Denver City, Texas;

(11)	Edmonton, Alberta;

(12)	Fulton Road, Odessa, Texas;

(13)	Hobbs, New Mexico;

(14)	Hueytown, Alabama;

(15)	Hughes Springs, Texas;

(16)	Muskogee, Oklahoma;

(17)	Nisku, Alberta;

(18)	100 and 200 East 61st Street, Odessa, Texas;

(19)	300 West 61st Street, Odessa, Texas;

(20)	8869 West 26th Street, Odessa, Texas;

(21)	Stevens Road, Odessa, Texas;

(22)	Oklahoma City, Oklahoma (Tubular and Casing Pipeyard; Tubular Inspection Facility and Sucker Rod Inspection Facility);

(23)	Pueblo, Colorado;

(24)	Red Deer, Alberta;

(25)	Sheldon Road, Houston, Texas;

(26)	West Little York, Houston, Texas;

(27)	Products Liability (Quail Tube Inspection Facility, Drill Tube International Inspection Failure and BP Deepwater Coating Failure);

(28)	International Tubular Services Product Liability Claim; and

(29)	the Varco Thibodaux Claim.

1.5      “Released Claims” means the ICO Released Claims and the Varco Released Claims.

1.6      “Transferred Properties” means all Real Property included in the Assets, the interest in which was transferred to Varco under the Purchase Agreement, including owned and leased property.

1.7      “Varco” means Varco International, Inc. n/k/a National Oilwell Varco, Inc., a Delaware corporation, Varco L.P., a Delaware limited partnership, National Oilwell Varco, L.P., a Delaware limited partnership, and Varco Coating Ltd., a corporation organized under the laws of Canada; the agents, employees, officers, directors, shareholders and attorneys of Varco International, Inc. n/k/a National Oilwell Varco, Inc., Varco L.P., National Oilwell Varco, L.P., and Varco Coating Ltd.; all companies or firms affiliated with, subsidiary to, or the parent company of Varco International, Inc. n/k/a National Oilwell Varco, Inc., Varco L.P., National Oilwell Varco, L.P., and Varco Coating Ltd.; the predecessors, successors and assigns of Varco International, Inc. n/k/a National Oilwell Varco, Inc., Varco L.P., National Oilwell Varco, L.P., and Varco Coating Ltd.; and the successor and assigns of each of the foregoing, and any and all other persons, firms, and corporations claiming by, through, under, or on behalf of Varco International, Inc. n/k/a National Oilwell Varco, Inc., Varco L.P., National Oilwell Varco, L.P., and Varco Coating Ltd.

1.8      “Varco Released Claims” means any and all existing and future claims, demands, theories of recovery, and causes of action, whether known or unknown, pending or threatened, for any and all existing, future, known, and unknown damages and remedies that arise out of, result from or are based upon

(i)	the Noticed Claims;

(ii)
any other direct claims by Varco related to Environmental Conditions on any or all of the Transferred Properties, any violations of Environmental Laws in connection with conditions on such Transferred Properties, and any investigation, remedial or other cleanup activities undertaken in connection thereon (including without limitation any claims, past, present, and future, related to NORM, RCRA or capital improvements);

(iii)
specifically excluding the ICO Thibodaux Claim, any claims concerning an Environmental Condition or violation of Environmental Law by a Person with an interest in title or a lease to a leased property transferred as a Transferred Property against Varco or against ICO as predecessor-in-interest;

(iv)
any claims concerning an Environmental Condition or violation of Environmental Law that may be asserted against Varco or ICO by a Person who is the property owner or other property interest holder after Varco sells or leases or otherwise grants or transfers any interest in any Transferred Property to such Person, following a sale, transfer, or lease of the property by Varco, or otherwise;

(v)
any claims by Varco as property owner or operator or other property interest holder of a property owned or operated by Varco as of the Effective Date hereof, which property is not a Transferred Property, where such claims arise out of Environmental Conditions on the Transferred Properties as of the Closing Date; and

(vi)
any claims against, or orders or injunctions applicable to, Varco or ICO made by any Governmental Authority relating to Environmental Conditions on any Transferred Property or violations of Environmental Laws by Varco or by ICO in connection with ICO’s ownership or operation of the Transferred Properties prior to the Closing Date;

and in connection therewith all actual damages; all costs associated with the investigation; all exemplary and punitive damages; all penalties of any kind, including WITHOUT LIMITATION any tax liabilities or penalties; damage to business reputation; lost profits or good will; consequential damages; damages ensuing from loss of credit; and, prejudgment and postjudgment interest, costs and attorney’s fees. This definition further includes, BUT IS NOT LIMITED TO, all elements of damages, all remedies, and all claims, demands, and causes of action that are now recognized by law or that may be created or recognized in the future by any manner, including WITHOUT LIMITATION by statute, regulation, or judicial decision; PROVIDED that nothing in the foregoing provisions is intended to, and this provision shall not, release ICO from the ICO Released Claims.

1.9      “Varco Thibodaux Claim” means the claim brought against Varco by the Plaintiff in Cause No. 2001-16872, C.M. Thibodaux Company, Ltd. v. Exxon Mobil Corp., et al., in the Civil District Court for the Parish of Orleans, State of Louisiana, Division I-14.

II.   Agreement

2.1      In connection with the execution and delivery of this Agreement Varco and ICO acknowledge this Agreement is effective as of Noon, Central Standard Time, on November 21, 2006 (“Effective Date”). On or before the Effective Date, at a closing to be held at the offices of Varco in Houston, Texas (“Closing”), ICO shall deliver to Varco the following consideration totaling $7,500,000.00:

(a)      A “Joint Release Certificate” executed by ICO from ICO and Varco to the Escrow Agent, Citibank, N.A., irrevocably instructing the Escrow Agent to disburse all of the Escrow Fund (“Escrow Fund”) and any accrued interest thereon to National Oilwell Varco, L.P. as the successor-in-interest to Varco, L.P. according to the terms of that Exhibit “A” attached hereto (estimated to be $5,417,004.42 on November 17, 2006) and upon disbursement of all of the Escrow Fund plus its accrued interest to close the Escrow Account and terminate the Escrow Agreement;

(b)      A cash payment in the amount of the net difference between $6,500,000 and the Escrow Fund plus its accrued interest (estimated to be $1,082,995.58 on November 17, 2006) in the form of a cashier’s check, certified check or evidence that such sum has been transferred to National Oilwell Varco, L.P.’s account (“Cash”). If delivered by wire transfer, the payment of Cash shall be wire transferred as follows: to the account of [information redacted];

and

(c)      A fully executed promissory note in the amount of $1,000,000 due and payable on December 1, 2007, accruing interest at 6 ½ % according to the terms of Exhibit “B” attached hereto (“Note”).

Within fourteen (14) days of receipt of the Escrow Fund by Varco, ICO and Varco agree to reconcile the Cash and Escrow Fund such that ICO will only pay a total of $6,500,000 (with exception of the Note) and Varco shall only receive $6,500,000 (with exception of the Note) as of November 21, 2006.

2.2      As of the Effective Date and subject to Section 2.4, Varco RELEASES, ACQUITS, and FOREVER DISCHARGES ICO from the Varco Released Claims that have accrued or may ever accrue to Varco.

2.3      As of the Effective Date and subject to Section 2.4, ICO RELEASES, ACQUITS, and FOREVER DISCHARGES Varco from the ICO Released Claims that have accrued or may ever accrue to ICO.

2.4          (a)      Subject to Section 2.4(b), Varco agrees to INDEMNIFY, DEFEND and HOLD ICO HARMLESS from all existing and future claims, demands, theories of recovery, and causes of action, whether known or unknown, pending or threatened, for any and all existing, future, known, and unknown damages and remedies that arise out of, result from or are based upon the Varco Released Claims that have been or that may later be asserted against ICO by any person, entity, firm, or corporation, together with all reasonable costs, expenses, and legal fees incurred in connection defending against the same.

(b)      The provisions of Sections 10.03 and 10.04 of the Purchase Agreement are incorporated herein by reference for all purposes of the indemnification provisions in this Section 2.4.

2.5      In the event of any demand, claim or cause of action made or brought against ICO and/or Varco by a third party that falls within the scope of this Agreement or the Purchase Agreement, ICO and Varco agree to reasonably cooperate in the defense of such demand, claim or cause of action.

2.6      Sections 2.1, 2.2, 2.3 and 2.4 are hereinafter collectively referred to as the Consideration.

2.7      THE RELEASES AND INDEMNITIES CITED ABOVE ARE SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED OR PROVEN THAT SOME OR ALL OF THE CLAIMS OR DAMAGES RELEASED ARE SOLELY AND COMPLETELY OR PARTIALLY CAUSED BY THE NEGLIGENCE, NEGLIGENCE PER SE, GROSS NEGLIGENCE, BREACH OF WARRANTY, VIOLATION OF STATUTE OR COMMON LAW, STRICT LIABILITY, TRESPASS, NUISANCE OR CONDUCT OF ANY TYPE BY ICO AND/OR VARCO AND/OR ANY THIRD PARTY.

2.8      Varco and ICO acknowledge the receipt and sufficiency of the Consideration by signing this Agreement. The payment of the Consideration is not an admission of liability and may not be so construed. ICO and Varco deny any liability and Varco and ICO acknowledge the disputed nature of the Released Claims. Varco and ICO acknowledge that this Agreement is made as a compromise to avoid further expense and to terminate for all time the controversy underlying the Released Claims and to ensure that Varco and ICO have resolved the Released Claims between them as of the date of this Agreement.

2.9      Varco and ICO agree that the Consideration is accepted in full settlement of the Released Claims. Varco and ICO further acknowledge, represent, warrant and agree that the releases stated above are general and unconditional releases which are presently effective upon the execution of this instrument by Varco and ICO. Varco and ICO expressly waive and assume the risk of any Released Claims and damages resulting from the Released Claims that exist as of this date or that may arise in the future including those that they do not know or suspect to exist (whether through ignorance, oversight, error, negligence or otherwise) and which, if known, would materially affect their decision to enter into this Agreement.

2.10      Varco and ICO agree and covenant not to sue or prosecute each other concerning the Released Claims or for any damages, directly or indirectly arising from or in connection with the Released Claims. This covenant expressly excludes suits to enforce obligations under this Agreement.

2.11      In return for the Consideration, Varco represents and warrants the following to ICO:

(a)	Varco is correctly described in this Agreement;

(b)	Before executing this Agreement, Varco became fully informed of the terms, contents, conditions, and effect of this Agreement;

(c)	Before executing this Agreement, the signatory for Varco obtained the appropriate approval necessary to legally execute this Agreement;

(d)	The signatory to this Agreement, for or on behalf of Varco, is fully authorized and legally competent to execute this Agreement and is a duly authorized representative of Varco;

(e)	This Agreement is fully and forever binding on Varco, its successors, assigns and shareholders;

(f)	No promise or representation of any kind has been made to Varco by ICO or anyone acting for ICO, except as is expressly stated in this Agreement;

(g)
Except for the transfer of Varco, L.P.’s assets to National Oilwell Varco, L.P., Varco has not assigned, pledged, or in any other manner sold or transferred any right, title, interest, or claim that arises out of the Agreement or Released Claims;

(h)
In entering this Agreement Varco has the benefit of the advice of lawyers of its own choosing; and Varco enters this Agreement freely, by Varco’s own choice, and judgment, and without duress or other influence;

(i)
Other than the Noticed Claims and the other Varco Released Claims (from which ICO is being released in accordance with Section 2.2 above), Varco has no current knowledge of any asserted or unasserted claims, demands or causes of action against ICO in connection with the Purchase Agreement, the Assets, the Excluded Assets or the Excluded Liabilities; and

(j)
Varco understands that this Agreement is a full, final and complete release of ICO concerning the ICO Released Claims, and that the Consideration is the only remuneration Varco shall receive from ICO as a result of the ICO Released Claims.

2.12 In return for the promises in this Agreement, ICO represents and warrants the following to Varco:

(a)	ICO is correctly described in this Agreement;

(b)	Before executing this Agreement, ICO became fully informed of the terms, contents, conditions, and effect of this Agreement;

(c)	Before executing this Agreement, the signatory for ICO obtained the appropriate approval necessary to legally execute this Agreement;

(d)	The signatory to this Agreement, for or on behalf of ICO, is fully authorized and legally competent to execute this Agreement and is a duly authorized representative of ICO;

(e)	This Agreement is fully and forever binding on ICO, its successors, assigns and shareholders;

(f)	No promise or representation of any kind has been made to ICO by Varco or anyone acting for Varco, except as is expressly stated in this Agreement;

(g)	ICO has not assigned, pledged, or in any other manner sold or transferred any right, title, interest, or claim that arises out of the Agreement or All Claims;

(h)
In entering this Agreement ICO has the benefit of the advice of lawyers of its own choosing; and ICO enters this Agreement freely, by ICO’s own choice, and judgment, and without duress or other influence; and

(i)
ICO understands this is a full, final and complete release of Varco concerning the Varco Released Claims, and that the Consideration is the only remuneration ICO shall receive from Varco as a result of the Varco Released Claims.

2.13      The terms of this Agreement and all references to monetary consideration shall be kept CONFIDENTIAL and shall be disclosed only to the parties to this Agreement and to their counsel and insurers, or in any judicial or other dispute resolution proceeding between Varco and ICO. Varco and ICO expressly recognize that this provision of confidentiality does not restrict the disclosure of information concerning matters that have a probable adverse effect upon the general public health or safety, or government, or that are otherwise required to be disclosed by applicable law (including, without limitation, securities laws and regulations) or stock exchange rule.

2.14      This Agreement and the documents executed herewith (the Joint Escrow Certificate and the Note) constitute the entire agreement of the Parties and supersede any prior understandings or written or oral agreements between the Parties respecting the compromise and settlement of the Released Claims. No variations, amendments, modifications or changes herein or hereof shall be binding upon a Party unless set forth in a document duly and fully executed by the Party. No Party has relied upon any agreement or representation not set forth or referenced herein whether the same may be oral or in writing. However, it is expressly provided that nothing contained herein shall in any way modify, alter, release or change in any manner the Purchase Agreement, and any annex, exhibit, schedule, or document executed or delivered in connection with the Purchase Agreement except as expressly addressed in this Agreement.

2.15      The titles and headings of the articles, sections, and paragraphs of this Agreement have been included only for convenience and reference and shall not be construed to extend, limit, describe or define the substance of any article, section or paragraph contained herein.

2.16      The invalidity or unenforceability in any particular circumstance of any provision of this Agreement shall not extend beyond such provision or such circumstance, and no other provision of this Agreement shall be affected thereby.

2.17      The Parties covenant and agree to execute such other and further instruments and documents as are necessary or convenient to effectuate and carry out the purpose of this Agreement.

2.18      Varco and ICO each expressly warrant and represent and do hereby state and represent that it has been made no promise or agreement by the other (which is not expressed specifically within this Agreement) in executing this release. Varco and ICO each separately and expressly warrant that it is not relying upon any statement or representation of any agent of the parties being released hereby. Varco and ICO each separately represents that it is relying on its own judgment and has been represented by legal counsel in this matter. Its legal counsel has read and explained the entire contents of this Settlement Agreement as well as the legal consequences of this document.

2.19      Each Party hereto shall bear its own attorneys’ fees, costs, and expenses.

2.20      The Parties expressly agree that this Agreement is executed and delivered and is intended to be performed in Harris County, Texas, and that the laws of the State of

Texas shall govern the validity, construction, enforcement, and interpretation of this Agreement, unless otherwise specified herein.

2.21      Nothing in this Agreement shall be construed to prevent Varco and ICO from seeking to enforce the terms of this Agreement.

2.22      Time shall be deemed of the essence.

2.23      No waiver shall be deemed to be made by any party of any of their rights hereunder unless the same shall be in writing and signed by the Party to be charged therewith, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving Party or the obligations of the other Party in any other respect at any other time.

2.24      This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument representing the Agreement.

2.25      This Agreement does not create any rights in any third person and nothing contained herein shall be deemed to establish any rights or benefits for any third person. No person not a Party to this Agreement has any “third party beneficiary” or other rights hereunder.

2.26      Within seven (7) days of receipt of the date of this Agreement, Varco shall file a dismissal, with prejudice, of the proceeding styled Varco, L.P., et al vs. ICO, Inc., et al, in the 11th Judicial District Court of Harris County, Texas, with each such party to bear its own costs and attorneys’ fees.

2.27      In this Agreement, the singular includes the plural, and vice versa; likewise, the disjunctive includes the conjunctive, and vice versa.

EXECUTED in multiple counterparts, on the dates as noted below.

National Oilwell Varco, Inc.

	By	/s/ Clay Williams

Clay Williams
[Print Name]

Sr. VP & CFO
[Print Title]

November 21, 2006
Date

THE STATE OF Texas	§
§
COUNTY OF Harris	§

This instrument was acknowledged before me by Clay Williams on this 21st day of November, 2006.

/s/ Jennifer A. Arnaud
Notary Public in and for the State of Texas
JENNIFER A. ARNAUD NOTARY PUBLIC, STATE OF TEXAS MY COMMISSION EXPIRES NOV. 30, 2009

Varco, L.P.

	By	/s/ Clay Williams

Clay Williams
[Print Name]

Sr. VP & CFO
[Print Title]

November 21, 2006
Date

THE STATE OF Texas	§
§
COUNTY OF Harris	§

This instrument was acknowledged before me by Clay Williams on this 21st day of November, 2006.

/s/ Jennifer A. Arnaud
Notary Public in and for the State of Texas
JENNIFER A. ARNAUD NOTARY PUBLIC, STATE OF TEXAS MY COMMISSION EXPIRES NOV. 30, 2009

Varco Coating Ltd., n/k/a Varco Shearer, Inc.

	By	/s/ Clay Williams

Clay Williams
[Print Name]

Sr. VP & CFO
[Print Title]

November 21, 2006
Date

THE STATE OF Texas	§
§
COUNTY OF Harris	§

This instrument was acknowledged before me by Clay Williams on this 21st day of November, 2006.

/s/ Jennifer A. Arnaud
Notary Public in and for the State of Texas
JENNIFER A. ARNAUD NOTARY PUBLIC, STATE OF TEXAS MY COMMISSION EXPIRES NOV. 30, 2009

National Oilwell Varco, L.P.

	By	/s/ Clay Williams

Clay Williams
[Print Name]

Sr. VP & CFO
[Print Title]

November 21, 2006
Date

THE STATE OF Texas	§
§
COUNTY OF Harris	§

This instrument was acknowledged before me by Clay Williams on this 21st day of November, 2006.

/s/ Jennifer A. Arnaud
Notary Public in and for the State of Texas
JENNIFER A. ARNAUD NOTARY PUBLIC, STATE OF TEXAS MY COMMISSION EXPIRES NOV. 30, 2009

ICO, Inc.

	By	/s/ Jon C. Biro

Jon C. Biro
[Print Name]

Chief Financial Officer & Treasurer
[Print Title]

November 21, 2006
Date

THE STATE OF Texas	§
§
COUNTY OF Harris	§

This instrument was acknowledged before me by Jon C. Biro on this 21st day of November, 2006.

/s/ Dana Bain
Notary Public in and for the State of Texas

DANA BAIN Notary Public, Stae of Texas My Commission Expires March 21, 2009

ICO Global Services, Inc..

	By	/s/ Robert D. Miller

Robert D. Miller
[Print Name]

V.P. and Treasurer
[Print Title]

November 21, 2006
Date

THE STATE OF New Jersey	§
§
COUNTY OF Warren	§

This instrument was acknowledged before me by Robert D. Miller on this 21st day of November, 2006.

/s/ Linda Buck
Notary Public in and for the State of New Jersey

LINDA BUCK NOTARY PUBLIC OF NEW JERSEY My commission Expires Aug. 12, 2009

ICO Worldwide, L.P., f/k/a ICO Worldwide, Inc...

	By	/s/ Jon C. Biro

Jon C. Biro
[Print Name]

Manager of Worldwide GP, LLC, General Partner of ICO Worldwide, L.P.
[Print Title]

November 21, 2006
Date

THE STATE OF Texas	§
§
COUNTY OF Harris	§

This instrument was acknowledged before me by Jon C. Biro on this 21st day of November, 2006.

/s/ Dana Bain
Notary Public in and for the State of Texas

DANA BAIN Notary Public, Stae of Texas My Commission Expires March 21, 2009

The Innovation Company, S.A. de C.V.

	By	/s/ Jon C. Biro

Jon C. Biro
[Print Name]

President
[Print Title]

November 21, 2006
Date

THE STATE OF Texas	§
§
COUNTY OF Harris	§

This instrument was acknowledged before me by Jon C. Biro on this 21st day of November, 2006.

/s/ Dana Bain
Notary Public in and for the State of Texas

DANA BAIN Notary Public, Stae of Texas My Commission Expires March 21, 2009

ICO Worldwide (U.K.) Ltd.

	By	/s/ Susan Finch

Susan Finch
[Print Name]

Managing Director
[Print Title]

November 21, 2006
Date

THE STATE OF Texas	§
§
COUNTY OF Galveston	§

This instrument was acknowledged before me by Susan Finch on this 21st day of November, 2006.

/s/ Patty Ovalle
Notary Public in and for the State of Texas
PATTY OVALLE MY COMMISSION EXPIRES August 7, 2007